UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2015

THE WET SEAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

(949) 699-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in Current Reports on Form 8-K filed by The Wet Seal, Inc. (the “Company”) on January 16, 2015, January 22, 2015 and February 10, 2015 (collectively, the “Prior Form 8-Ks”), on January 15, 2015, the Company and its three subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being administered under the caption “In re The Wet Seal, Inc., et al.”, Case Nos. 15-10081-10084 (the “Chapter 11 Cases”). The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

In addition, as previously disclosed by the Company in the Prior Form 8-Ks, in connection with the filing of the Chapter 11 Cases, the Company and its subsidiaries entered into (i) that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of January 15, 2015 (the “B. Riley DIP Financing Agreement”), with B. Riley Financial, Inc. (“B. Riley”), as Lender; and (ii) that certain Plan Sponsorship Agreement, dated as of January 15, 2015 (the “Plan Sponsorship Agreement”) with B. Riley, each as amended.

Since the filing of the Prior Form 8-Ks, an auction was commenced on March 10, 2015 to determine the highest or otherwise best bid to either sponsor a plan of reorganization or acquire all or substantially all of the Debtors’ assets pursuant to Section 363 of the Bankruptcy Code and, in either case, to provide replacement debtor-in-possession financing to replace the financing under the B. Riley Financing Agreement (the “Auction”). At the conclusion of the Auction on March 12, 2015, Mador Lending, LLC (“Mador” or “Lender”), an affiliate of Versa Capital Management, LLC, was selected as the successful bidder and B. Riley was selected as the back-up bidder in accordance with the bid procedures for the Auction. Pursuant to the winning bid, the Debtors and Mador, as the “Buyer,” entered into that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of March 12, 2015 (including that certain Letter Agreement outlining agreed terms of an anticipated plan of reorganization), that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement (the “DIP Financing Agreement”), dated as of March 12, 2015, and that certain Security Agreement (the “Security Agreement”), dated as of March 12, 2015.

Pursuant to the Asset Purchase Agreement, the Buyer agreed, subject to the terms and conditions of the Asset Purchase Agreement, to acquire substantially all of the assets and assume certain liabilities of the Debtors for (i) a cash payment in an aggregate amount of approximately $7.5 million, less the Deposit (as defined below), (ii) a “credit bid” pursuant to Section 363(k) of the Bankruptcy Code, an assumption of the obligations under the DIP Financing Agreement (the “DIP Obligations”) or some combination of both a credit bid and assumption of the DIP Obligations such that there would be no remaining DIP Obligations of the Debtors following the closing of the sale, and (iii) the assumption of certain specified liabilities of the Debtors, including the break-up fee and the expense reimbursement payable to B. Riley under the Plan Sponsorship Agreement. The Asset Purchase Agreement contains representations and warranties as well as various covenants, including a covenant preventing the Debtors from initiating inquiries concerning, or otherwise negotiating or agreeing to any alternative acquisition proposal or other competing transaction. The Buyer made a cash deposit of $1,500,000 and will make an additional cash deposit of $1,000,000 upon entry of an order of the Bankruptcy Court approving the sale of the Company pursuant to the terms of the Asset Purchase Agreement (collectively, the “Deposit”). The closing of the transactions contemplated by the Asset Purchase Agreement is subject to various conditions precedent as specified in the Asset Purchase Agreement, including the entry of an order of the Bankruptcy Court approving the Asset Purchase Agreement. On March 16, 2015, the Debtors filed a motion with the Bankruptcy Court seeking approval of the asset sale contemplated by the Asset Purchase Agreement. A hearing before the Bankruptcy Court on approval of the Asset Purchase Agreement has been requested for April 1, 2015.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement filed hereto as Exhibit 10.1 and incorporated herein by reference.

On March 13, 2015, the Debtors requested Bankruptcy Court approval of debtor-in-possession financing from Mador to replace the debtor-in-possession financing under the B. Riley Financing Agreement on the terms set forth in the DIP Financing Agreement and the Security Agreement. A hearing before the Bankruptcy Court on the DIP Financing has been set for March 18, 2015.

The DIP Financing Agreement provides for a senior secured, super-priority credit facility (the “DIP Financing”) of up to $20.0 million on the closing date of the DIP Financing, the availability of which is reduced by a $5.0 million availability block (the “Availability Block”), which Availability Block is subject to reduction at the sole discretion of the Lender. Loans under the DIP Financing will be capped at the lesser of this commitment and a borrowing base (which is subject to reserves). The DIP Financing will become available upon the satisfaction of customary conditions precedent thereto, including the entry of an order of the Bankruptcy Court approving the DIP Financing.

The Debtors anticipate using the proceeds of the DIP Financing primarily for (i) purposes permitted by orders of the Bankruptcy Court, including ongoing debtor-in-possession working capital purposes and the satisfaction of the obligations arising under the B. Riley DIP Financing Agreement, which is anticipated to mature shortly by its terms, (ii) the payment of fees, costs and expenses, and (iii) other general corporate purposes, in each case, only to the extent permitted under applicable law, the DIP Financing Agreement, the orders of the Bankruptcy Court, and in accordance with the approved budget, and further subject to certain exceptions as set forth in the DIP Financing Agreement. The maturity date of the DIP Financing is May 15, 2015 unless otherwise extended by the Lender in its sole and exclusive discretion.

Interest on the outstanding principal amount of loans under the DIP Financing shall be payable monthly in arrears and on the maturity date at a per annum rate equal to 8.0%. Upon an event of default, all obligations under the DIP Financing Agreement shall bear interest at a rate equal to 10.0% per annum.

Pursuant to the terms of the DIP Financing Agreement, the domestic subsidiaries of the Company which are not borrowers under the DIP Financing will guarantee the obligations of the borrowers under the DIP Financing. Subject to certain exceptions, the DIP Financing will be secured by a first priority perfected security interest in substantially all of the assets of the Debtors, including control over certain of the Debtors’ deposit accounts. The security interests and liens are subject only to certain carve outs and permitted liens, as set forth in the DIP Financing Agreement. The DIP Financing is subject to certain covenants and prepayment events, in each case as set forth in the DIP Financing Agreement.

The foregoing descriptions of the DIP Financing Agreement and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the DIP Financing Agreement and Security Agreement filed hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.

Pursuant to the order of the Bankruptcy Court approving the Plan Sponsorship Agreement, the Plan Sponsorship Agreement, as modified by the order, will be deemed terminated upon entry of an order of the Bankruptcy Court approving the Asset Purchase Agreement. A break-up fee of $625,000 and expense reimbursement will become payable to B. Riley following consummation of the proposed asset sale to the Buyer, which payments shall be assumed liabilities of the Buyer under the Asset Purchase Agreement. In addition, upon entry of an order of the Bankruptcy Court approving the DIP Financing with Mador and pursuant to the terms of the B. Riley Financing Agreement, the commitment fee equal to $375,000 under the B. Riley Financing Agreement will be due and payable to B. Riley, which such fee shall be paid from the Deposit.

Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The items set forth above in Item 1.01 of this Form 8-K regarding the DIP Financing and the Security Agreement are hereby incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Based on the terms of the Asset Purchase Agreement, the Company does not expect to be able to distribute any proceeds to the Company’s stockholders and therefore believes that the shares of its common stock are worthless.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at http://www.donlinrecano.com/Clients/wsi/Index.

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. All statements contained in this Current Report on Form 8-K that are not statements of historical fact and all estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Current Report on Form 8-K should be considered forward-looking statements. All forward-looking statements made in this Current Report on Form 8-K are predictions and not guarantees of future performance, involve material risks and uncertainties and are subject to change based on factors that are difficult to predict and that may be beyond the control of the parties. Such factors include, but are not limited to, (i) the closing of the contemplated debtor-in-possession financing and the closing of the contemplated purchase and sale of assets pursuant to Section 363 of the Bankruptcy Code is subject to various conditions, (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, (iii) Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the cases in general, including risks associated with third party motions, (iv) challenges and risks associated with the Company continuing to operate and manage its business under Chapter 11 protection, and (v) other risks, uncertainties and factors described in the Company’s filings with the Securities and Exchange Commission. The Company will not undertake to publicly update or revise any forward-looking statements even if experiences or future changes make it clear that any projected results expressed or implied therein will not be realized. Furthermore, based on the terms of the contemplated asset sale pursuant to Section 363 of the Bankruptcy Code, the Company cautions that it does not expect to distribute any proceeds from the sale to its stockholders and, as a result, believes that its shares of common stock are worthless.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The Exhibit Index appearing after the signature page to this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: March 18, 2015	By:	/s/ Thomas R. Hillebrandt
	Name:	Thomas R. Hillebrandt
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Asset Purchase Agreement, dated as of March 12, 2015, between Mador Lending, LLC, and The Wet Seal, Inc. and its subsidiaries (including that certain Letter Agreement).

10.2	Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of March 12, 2015, between Mador Lending, LLC, and The Wet Seal, Inc. and its subsidiaries

10.3	Security Agreement, dated as of March 12, 2015, between Mador Lending, LLC, and The Wet Seal, Inc. and its subsidiaries